EXHIBIT 99.02

                         NOTICE OF GUARANTEED DELIVERY

                                 For Tender Of

              11 7/8% Series A Senior Subordinated Notes due 2009
                                      of
                             Condor Systems, Inc.


         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 11 7/8% Series A Senior Subordinated Notes due 2009 (the "Old Notes") are not immediately available,
(ii) Old Notes and any other documents required by the Letter of Transmittal cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated ____ _, 1999 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Condor Systems, Inc., a California corporation (the "Company").


                               The Exchange Agent for the Exchange Offer is:
                                   STATE STREET BANK AND TRUST COMPANY.

By Hand or Overnight Delivery:          Facsimile Transmissions:        By Registered Or Certified Mail:
                                      (Eligible Institutions Only)
      State Street Bank and Trust                                             State Street Bank and Trust
               Company.                         (617-664-5290)                         Company.
      Corporate Trust Department                                              Corporate Trust Department
        Two International Place             To Confirm by Telephone             Two International Place
             Fourth Floor                  or for Information Call:                  Fourth Floor
         Boston, MA 02102-0078                                                   Boston, MA 02102-0078
        Contact: Kellie Mullen                  (617-664-5587)                  Contact: Kellie Mullen


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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.


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


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for Signature Guarantee)


         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:___________________________   ____________________________________
                                           (Authorized Signature)

Address:________________________________   Title:______________________________

________________________________________   Name:_______________________________
                              (Zip Code)           (Please type or print)

Area Code and Telephone Number:            Date:_______________________________
________________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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